                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 11, 2003

                         Commission File Number: 0-22325

                       INFORMATION ARCHITECTS CORPORATION
             (Exact name of registrant as specified in its chapter)

             NORTH CAROLINA                            87-0399301
            (State or other                          (IRS Employer
      jurisdiction of incorporation)               Identification No.)

              1541 N. Dale Mabry Highway, Suite 201 Lutz, FL 33558
               (Address of principal executive offices) (Zip Code)

                                 (813) 909-4000
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

                                       1

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

See Item 2

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On June 16, 2003, Information Architects Corporation, a North Carolina
corporation ("IARC.") closed a definitive Asset Acquisition Agreement whereby
IARC acquired all assets of Perceptre LLC, a New Mexico limited liability corporation (the "Acquisition"). As a result of the Acquisition, the assets of
Perceptre were transferred to IARC for 215,350 shares of IARC Series B preferred stock

As more fully set forth in the Certificate of Rights and Preferences attached as an Exhibit to the Acquisition Agreement, each share of Series B Preferred shall be converted automatically into 100 shares of fully paid and nonassessable shares of common stock (the "Conversion Rate") without any further action by the holders of such shares. The holder of each share of Series B Preferred shall have the right to 200 votes for each share of preferred stock on the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of capital stock of the Corporation having general voting power and not counted separately as a class. Except as otherwise required by law or as set forth in the Articles of Incorporation, the holders of Series B
Preferred shall not vote separately as a class. Holders of Series B Preferred shall be entitled to notice of any shareholders' meeting in accordance with the
Bylaws of the Corporation.

THE BUSINESS OF PERCEPTRE

The business of Perceptre, LLC is the licensing to governmental and commercial sector customers of its on-line, pre-employment screening, background investigation software ordering system. The Perceptre software ordering system consists of a user interface designed for ease of use, breadth of information availability as well as speed and flexibility. The Perceptre software provides a fast and affordable on-line ordering system for use by employers, or any other inquiring entities, in their quests to review the records of anyone of interest in many personnel arenas such as criminal records, civil court records, motor vehicle records, and, of course, credit bureau records.

Some of the current customers using the Perceptre software are the United States
Department of Justice, Federal Bureau of Prisons, Cabelas, Chesapeake Utilities
Corporation, Vascular Solutions, Muscular Dystrophy Association, Church & Dwight
(Arm & Hammer). In addition, through a strategic alliance with Recruitment
Enhancement Services, an Omnicom Group company, Perceptre also services customers such as Comerica Bank, Kellogg's, and Marathon Oil. Perceptre has over one thousand users. In May, 2003, Perceptre had three thousand eight hundred logons to the system and over eighty thousand page hits.

                                       2

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

NOT APPLICABLE

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

NOT APPLICABLE

ITEM 5.  OTHER EVENTS

NOT APPLICABLE

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

NOT APPLICABLE

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

2.1  Asset Acquisition Agreement

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the
Undersigned, there unto duly authorized.

                                  Information Architects Corporation

                                  By: /s/ Michael L. Weinstein
                                   ----------------------------
                                          Michael L. Weinstein
                                          CEO

Date: June 16, 2003